McGladrey LLP

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McGladrey

March 17, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read ECOtality, Inc.'s statements included under Item 4.01 of its Form 8-K to be filed on March 18, 2014 and we agree with such statements concerning our firm.

McGladrey LLP

McGladrey LLP